Exhibit 99.1

Everbridge Announces Third Quarter 2023 Financial Results

Company Delivers Solid Third Quarter Revenue and Improved Profitability

BURLINGTON, Mass – November 9, 2023 – Everbridge, Inc. (Nasdaq: EVBG), the global leader in critical event management (CEM) and national public warning solutions, today announced its financial results for the third quarter ended September 30, 2023. Revenue for the third quarter was up 3% year-over-year to $114.2 million, and GAAP net income was $1.7 million, compared to a net loss of $(22.1) million for the third quarter of 2022.

“We delivered solid third quarter results as we continue to improve our go-to-market execution and overall operating efficiency,” said David Wagner, President and CEO of Everbridge. “We saw healthy year-over-year improvements, including our strongest recurring bookings quarter of the year, and efficiency improvements across the business allowing us to increase adjusted EBITDA by $8.5 million in the third quarter compared to last year.”

Patrick Brickley, Executive Vice President and Chief Financial Officer of Everbridge, added, “Our improving profitability is supported by continued strength in our subscription revenue growth despite challenges associated with one-time services and perpetual software license revenue, which were down year-over-year. In the fourth quarter, we expect to further improve our earnings while, at the same time, our one-time revenues are now expected to decrease by about $6 million compared to the fourth quarter of 2022. Our 2023 full-year guidance represents an approximately 100% year-over-year improvement in adjusted EBITDA.”

Wagner continued, “As we look forward, we believe consistent growth in our subscription revenues, strong expense management, and our streamlined product portfolio have us positioned for meaningful growth in profitability in 2024, which will keep us on track towards our goal of reaching the ‘Rule of 40’ by 2027.”

Third Quarter 2023 Financial Highlights

•
Total revenue was $114.2 million, an increase of 3% compared to $111.4 million for the third quarter of 2022. Revenue from subscription services was $104.3 million, an increase of 8% compared to $96.8 million for the third quarter of 2022. Revenue from professional services, software licenses and other was $9.8 million, a decrease of 33% compared to $14.6 million for the third quarter of 2022.
•
GAAP operating loss was $(12.7) million, compared to $(19.2) million for the third quarter of 2022.
•
Non-GAAP operating income was $18.6 million, compared to $9.8 million for the third quarter of 2022.
•
GAAP net income was $1.7 million, compared to GAAP net loss of $(22.1) million for the third quarter of 2022. GAAP basic net income per share was $0.04, based on 40.8 million basic weighted average common shares outstanding, GAAP diluted net loss per share was $(0.23) taking into the account the dilutive effect of convertible notes, based on 43.8 million diluted weighted average common shares outstanding, compared to $(0.56) of basic and diluted net income per share for the third quarter of 2022, based on 39.7 million basic and diluted weighted average common shares outstanding.
•
Non-GAAP net income was $20.2 million, compared to $12.3 million in the third quarter of 2022. Non-GAAP diluted net income per share was $0.46, based on 44.0 million diluted weighted average common shares outstanding, compared to $0.27 for the third quarter of 2022, based on 46.1 million diluted weighted average common shares outstanding.
•
Adjusted EBITDA was $23.7 million, compared to $15.2 million in the third quarter of 2022.
•
Cash flow from operations was an inflow of $17.0 million, compared to $18.0 million for the third quarter of 2022.
•
Adjusted for one-time cash payments related to our 2022 Strategic Realignment program, adjusted free cash flow was an inflow of $15.5 million, compared to $15.4 million for the third quarter of 2022.

Recent Business Highlights

•
Annualized Recurring Revenue (ARR) was $399 million, up 8% year-over-year.
•
CEM customer count increased to 405, up 32 sequentially and 59% year-over-year.
•
Unveiled Everbridge 360™, new product innovation for customers to automate and simplify the management of critical events across a powerful, unified dashboard.
•
Awarded new patent in the field of Artificial Intelligence (AI), relevant to technology used in analytics dashboards for critical event management software systems.

•
Provided cell broadcast emergency alerting capabilities to successfully power the German government’s nationwide public warning system on Nationwide Warning Day, in conjunction with leading German mobile network operators (MNOs).
•
Announced the City of Glendale, Arizona as the latest U.S. city to deploy Everbridge to safeguard residents and visitors during emergencies and large-scale events.
•
Demonstrated the use of artificial intelligence technology within public warning capabilities at the 2023 Common Alerting Protocol (CAP) workshop in Switzerland.
•
Joined government and humanitarian leaders to showcase the technology and commitment to drive innovation and excellence in public warning systems at the Creating Effective Warnings for All conference in London.

Financial Outlook

Based on information available as of today, Everbridge is issuing guidance for the fourth quarter and full year 2023 as indicated below.

							Full Year 2023 Guidance
	Fourth Quarter 2023			Full Year 2023			Issued August 8, 2023
Revenue	$114.0	to	$115.5	$447.0	to	$448.5	$450.0	to	$452.0
Revenue growth	(3)%		(1)%	4%		4%	4%		5%
GAAP net loss	$(6.3)		$(5.1)	$(34.3)		$(33.1)	$(43.7)		$(41.7)
GAAP net loss per share	$(0.15)		$(0.12)	$(0.84)		$(0.81)	$(1.07)		$(1.02)
Non-GAAP net income	$21.5		$23.0	$66.0		$67.5	$65.8		$67.8
Non-GAAP net income per share	$0.48		$0.52	$1.48		$1.52	$1.48		$1.52
Adjusted EBITDA	$25.6		$27.1	$83.5		$85.0	$84.0		$86.0

(All figures in millions, except per share data)

Revenue

Based on information available as of today, Everbridge is issuing detailed revenue guidance for the fourth quarter and full year 2023. The following table presents disaggregated revenue by source for the fourth quarter and full year 2022 and guidance for the fourth quarter and full year 2023.

	Fourth Quarter	Fourth Quarter 2023		Full Year	Full Year 2023
	2022	Low End	High End	2022	Low End	High End
Subscription services	$101.4	$104.6	$105.0	$384.6	$409.5	$409.9
Professional services	8.7	6.7	7.1	29.3	25.0	25.4
Software licenses and other	7.0	2.7	3.4	18.0	12.5	13.2
Total revenue	$117.1	$114.0	$115.5	$431.9	$447.0	$448.5

(Dollars in millions)

Conference Call Information

What:	Everbridge’s Third Quarter 2023 Financial Results Conference Call
When:	Thursday, November 9, 2023
Time:	4:30 p.m. ET
Live Call:	(833) 685-0904, Domestic
(412) 317-5740, International
Replay:	(877) 344-7529, Passcode 7890007, Domestic
(412) 317-0088, Passcode 7890007, International
Webcast:	https://edge.media-server.com/mmc/p/9ogmk8nd (live and replay)

About Everbridge

Everbridge (Nasdaq: EVBG) empowers enterprises and government organizations to anticipate, mitigate, respond to, and recover stronger from critical events. In today’s unpredictable world, resilient organizations minimize impact to people and operations, absorb stress, and return to productivity faster when deploying critical event management (CEM) technology. Everbridge digitizes organizational resilience by combining intelligent automation with the industry’s most comprehensive risk data to Keep People Safe and Organizations Running™. For more information, visit https://www.everbridge.com/, read the company blog, and follow on Twitter. Everbridge… Empowering Resilience.

Key Performance Metric

Annualized Recurring Revenue (ARR) is defined as the expected recurring revenue in the next twelve months from active customer contracts, assuming no increases or reductions in the subscriptions from that cohort of customers. Investors should not place undue reliance on ARR as an indicator of future or expected results. Our presentation of this metric may differ from similarly titled metrics presented by other companies and therefore comparability may be limited.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income/(loss), non-GAAP net income/(loss), non-GAAP net income/(loss) per share, EBITDA, adjusted EBITDA, free cash flow, adjusted free cash flow and adjusted EBITDA margin.

Non-GAAP operating income/(loss) excludes amortization of acquired intangible assets, stock-based compensation, costs related to the 2022 Strategic Realignment, Anvil legal dispute accrual and change in fair value of contingent consideration. Non-GAAP net income/(loss) excludes amortization of acquired intangible assets, stock-based compensation, costs related to the 2022 Strategic Realignment, Anvil legal dispute accrual, change in fair value of contingent consideration, accretion of interest on convertible senior notes, gain (loss) on extinguishment of debt, capped call modification and change in fair value and the tax impact of such adjustments. EBITDA represents net income/(loss) before interest income and interest expense, income tax expense and benefit and depreciation and amortization expense. Adjusted EBITDA represents EBITDA as further adjusted for stock-based compensation expense, costs related to the 2022 Strategic Realignment, Anvil legal dispute accrual, change in fair value of contingent consideration and gain (loss) on extinguishment of debt, capped call modification and change in fair value. Free cash flow represents cash provided by (used in) operating activities minus cash used for capital expenditures and capitalized software development costs. Adjusted free cash flow represents free cash flow as further adjusted for cash payments for the 2022 Strategic Realignment.

We believe that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Everbridge's financial condition and results of operations. We use these non-GAAP measures for financial, operational and budgetary decision-making purposes, to understand and evaluate our core operating performance and trends, and to generate future operating plans. We believe that these non-GAAP financial measures provide useful information regarding past financial performance and future prospects, and permit us to more thoroughly analyze key financial metrics used to make operational decisions. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other software companies, many of which present similar non-GAAP financial measures to investors.

We do not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. We urge investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures, which are included in this press release, and not to rely on any single financial measure to evaluate our business.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the anticipated opportunity and trends for growth in our critical communications and enterprise safety applications and our overall business, our market opportunity, our expectations regarding sales of our products, our goal to maintain market leadership and extend the markets in which we compete for customers, and anticipated impact on financial results for the fourth quarter of 2023 and the full fiscal year 2023. These forward-looking statements are made as of the date of this press release and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: the ability of our products and services to perform as intended and meet our customers’ expectations; our ability to successfully integrate businesses and assets that we may acquire; our ability to attract new customers and retain and increase sales to existing customers; our ability to increase sales of our Mass Notification application and/or ability to increase sales of our other applications; developments in the market for targeted and contextually relevant critical communications or the associated regulatory environment; our estimates of market opportunity and forecasts of market growth may prove to be inaccurate; we have not been profitable on a consistent basis historically and may not achieve or maintain profitability in the future; the lengthy and unpredictable sales cycles for new customers; nature of our business exposes us to inherent liability risks; our ability to attract, integrate and retain qualified personnel; our ability to maintain successful relationships with our channel partners and technology partners; our ability to manage our growth effectively; our ability to respond to competitive pressures; potential liability related to privacy and security of personally identifiable information; our ability to protect our intellectual property rights, and the other risks detailed in our risk factors discussed in filings with the U.S. Securities and Exchange Commission (SEC), including but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 24, 2023 and other subsequent filings with the SEC. The forward-looking statements included in this press release represent our views as of the date of this press release. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

All Everbridge products are trademarks of Everbridge, Inc. in the USA and other countries. All other product or company names mentioned are the property of their respective owners.

Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30,	December 31,
	2023	2022
Current assets:
Cash and cash equivalents	$97,697	$198,725
Restricted cash	2,067	2,046
Accounts receivable, net	92,627	119,986
Prepaid expenses	15,192	13,133
Assets held for sale	22	6,485
Deferred costs and other current assets	36,112	31,866
Total current assets	243,717	372,241
Property and equipment, net	9,218	8,993
Capitalized software development costs, net	30,701	27,370
Goodwill	507,420	508,781
Intangible assets, net	137,670	166,177
Restricted cash	783	823
Prepaid expenses	1,141	1,709
Deferred costs and other assets	42,129	39,570
Total assets	$972,779	$1,125,664
Current liabilities:
Accounts payable	$13,244	$10,854
Accrued payroll and employee related liabilities	25,072	31,175
Accrued expenses	16,744	13,566
Deferred revenue	223,529	233,106
Liabilities held for sale	170	2,062
Other current liabilities	6,594	10,644
Total current liabilities	285,353	301,407
Long-term liabilities:
Deferred revenue, noncurrent	7,226	9,278
Convertible senior notes	359,153	500,298
Deferred tax liabilities	5,048	6,236
Other long-term liabilities	17,805	19,334
Total liabilities	674,585	836,553
Stockholders' equity:
Common stock	41	40
Additional paid-in capital	761,279	721,143
Accumulated deficit	(430,139)	(402,124)
Accumulated other comprehensive loss	(32,987)	(29,948)
Total stockholders' equity	298,194	289,111
Total liabilities and stockholders' equity	$972,779	$1,125,664

Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Revenue	$114,191	$111,401	$333,028	$314,762
Cost of revenue	33,069	35,447	98,141	100,543
Gross profit	81,122	75,954	234,887	214,219
Gross margin	71.04%	68.18%	70.53%	68.06%
Operating expenses:
Sales and marketing	36,699	46,580	121,556	133,755
Research and development	23,852	25,177	73,469	75,355
General and administrative	31,204	23,357	80,633	72,786
Restructuring	2,109	37	2,794	6,779
Total operating expenses	93,864	95,151	278,452	288,675
Operating loss	(12,742)	(19,197)	(43,565)	(74,456)
Other income (expense), net
Interest and investment income	2,140	2,054	6,162	2,795
Interest expense	(724)	(1,312)	(2,258)	(3,919)
Gain (loss) on extinguishment of convertible notes, capped call modification and change in fair value	12,658	(4,770)	12,658	(4,770)
Other income (expense), net	(573)	1,170	173	1,261
Total other income (expense), net	13,501	(2,858)	16,735	(4,633)
Income (loss) before income taxes	759	(22,055)	(26,830)	(79,089)
(Provision for) benefit from income taxes	924	(25)	(1,185)	1,754
Net income (loss)	$1,683	$(22,080)	$(28,015)	$(77,335)
Net income (loss) per share attributable to common stockholders:
Basic	$0.04	$(0.56)	$(0.69)	$(1.95)
Diluted	$(0.23)	$(0.56)	$(0.87)	$(1.95)
Weighted-average common shares outstanding:
Basic	40,782,696	39,746,242	40,537,922	39,583,684
Diluted	43,844,334	39,746,242	43,734,429	39,583,684
Other comprehensive loss:
Foreign currency translation adjustment	(7,776)	(19,879)	(3,039)	(48,424)
Total comprehensive loss	$(6,093)	$(41,959)	$(31,054)	$(125,759)

Stock-based compensation expense included in the above:
(in thousands)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Cost of revenue	$1,285	$1,978	$4,757	$4,276
Sales and marketing	2,398	6,415	13,346	14,320
Research and development	2,810	3,994	10,306	9,367
General and administrative	2,105	5,020	9,768	11,739
Total stock-based compensation	$8,598	$17,407	$38,177	$39,702

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Cash flows from operating activities:
Net income (loss)	$1,683	$(22,080)	$(28,015)	$(77,335)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	14,630	14,562	44,288	45,253
Amortization of deferred costs	4,986	4,625	14,478	13,365
Deferred income taxes	(332)	436	(1,037)	(7,132)
Accretion of interest on convertible senior notes	684	1,168	2,122	3,492
(Gain) loss on disposal of assets	—	6	(352)	940
(Gain) loss on extinguishment of convertible notes, capped call modification and change in fair value	(12,658)	4,770	(12,658)	4,770
Provision for credit losses and sales reserve	(123)	(990)	2,203	(712)
Stock-based compensation	8,598	17,407	38,177	39,702
Other non-cash adjustments	—	—	—	(57)
Changes in operating assets and liabilities:
Accounts receivable	4,362	5,729	25,439	28,760
Prepaid expenses	(955)	2,085	(1,567)	17
Deferred costs	(5,567)	(5,627)	(18,815)	(16,157)
Other assets	1,749	1,368	(2,080)	7,591
Accounts payable	2,870	1,015	1,936	(3,172)
Accrued payroll and employee related liabilities	90	1,052	(6,103)	(6,919)
Accrued expenses	6,651	(2,474)	2,139	(637)
Deferred revenue	(6,712)	(152)	(11,885)	(4,678)
Other liabilities	(2,947)	(4,865)	(5,316)	(11,278)
Net cash provided by operating activities	17,009	18,035	42,954	15,813
Cash flows from investing activities:
Capital expenditures	(1,945)	(225)	(4,124)	(2,951)
Proceeds from landlord reimbursement	88	1,219	88	1,219
Proceeds from sale of assets	—	—	4,368	—
Payment for acquisition of business, net of acquired cash	—	(1,202)	—	(1,249)
Additions to capitalized software development costs	(4,835)	(4,173)	(12,704)	(11,609)
Net cash used in investing activities	(6,692)	(4,381)	(12,372)	(14,590)
Cash flows from financing activities:
Repurchase of convertible notes	(129,579)	—	(129,579)	—
Payments associated with shares withheld to settle employee tax withholding liability	(2,529)	(1,913)	(6,218)	(4,208)
Proceeds from employee stock purchase plan	1,745	1,463	4,291	3,165
Proceeds from stock option exercises	25	17	1,300	99
Other	(19)	(17)	(57)	(55)
Net cash used in financing activities	(130,357)	(450)	(130,263)	(999)
Effect of exchange rates on cash, cash equivalents and restricted cash	(1,295)	(1,010)	(1,366)	(3,309)
Net increase (decrease) in cash, cash equivalents and restricted cash	(121,335)	12,194	(101,047)	(3,085)
Cash, cash equivalents and restricted cash—beginning of period	221,882	477,479	201,594	492,758
Cash, cash equivalents and restricted cash—end of period	$100,547	$489,673	$100,547	$489,673

Reconciliation of GAAP measures to non-GAAP measures

(unaudited)

The following table reconciles our GAAP gross profit to non-GAAP gross profit (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Gross profit	$81,122	$75,954	$234,887	$214,219
Amortization of acquired intangibles	1,980	2,790	6,530	9,055
Stock-based compensation	1,285	1,978	4,757	4,276
2022 Strategic Realignment	125	259	790	694
Non-GAAP gross profit	$84,512	$80,981	$246,964	$228,244

The following table reconciles our GAAP gross margin to non-GAAP gross margin(1):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Gross margin	71.0%	68.2%	70.5%	68.1%
Amortization of acquired intangibles margin	1.7%	2.5%	2.0%	2.9%
Stock-based compensation margin	1.1%	1.8%	1.4%	1.4%
2022 Strategic Realignment margin	0.1%	0.2%	0.2%	0.2%
Non-GAAP gross margin	74.0%	72.7%	74.2%	72.5%

(1) Columns may not add up due to rounding.

The following table reconciles our GAAP operating loss to non-GAAP operating income (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Operating loss	$(12,742)	$(19,197)	$(43,565)	$(74,456)
Amortization of acquired intangibles	8,979	10,328	27,988	33,128
Stock-based compensation	8,598	17,407	38,177	39,702
2022 Strategic Realignment	5,732	1,224	10,736	10,818
Anvil legal dispute accrual	8,064	—	8,064	—
Change in fair value of contingent consideration	—	—	—	(57)
Non-GAAP operating income	$18,631	$9,762	$41,400	$9,135

The following table reconciles our GAAP net income (loss) to non-GAAP net income (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Net income (loss)	$1,683	$(22,080)	$(28,015)	$(77,335)
Amortization of acquired intangibles	8,979	10,328	27,988	33,128
Stock-based compensation	8,598	17,407	38,177	39,702
2022 Strategic Realignment	5,714	1,227	10,718	10,821
Anvil legal dispute accrual	8,064	—	8,064	—
Change in fair value of contingent consideration	—	—	—	(57)
Accretion of interest on convertible senior notes	684	1,168	2,122	3,492
(Gain) loss on extinguishment of debt, capped call modification and change in fair value	(12,658)	4,770	(12,658)	4,770
Income tax adjustments	(841)	(510)	(1,918)	(1,321)
Non-GAAP net income	$20,223	$12,310	$44,478	$13,200

Reconciliation of GAAP measures to non-GAAP measures (Continued)

(unaudited)

The following table reconciles our GAAP net income (loss) per basic share to non-GAAP net income per basic share(1):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Net income (loss) per basic share(a)	$0.04	$(0.56)	$(0.69)	$(1.95)
Amortization of acquired intangibles per basic share(b)	0.22	0.26	0.69	0.84
Stock-based compensation per basic share(b)	0.21	0.44	0.94	1.00
2022 Strategic Realignment per basic share(b)	0.14	0.03	0.26	0.27
Anvil legal dispute accrual(b)	0.20	—	0.20	—
Change in fair value of contingent consideration per basic share(b)	—	—	—	—
Accretion of interest on convertible senior notes per basic share(b)	0.02	0.03	0.05	0.09
(Gain) loss on extinguishment of debt, capped call modification and change in fair value per basic share(b)	(0.31)	0.12	(0.31)	0.12
Income tax adjustments per basic share(b)	(0.02)	(0.01)	(0.05)	(0.03)
Non-GAAP net income per basic share(b)	$0.50	$0.31	$1.10	$0.33

(1) Amounts may not add up due to rounding.

The following table reconciles our GAAP net loss per diluted share to non-GAAP net income per diluted share(1):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Net loss per diluted share(a)	$(0.23)	$(0.56)	$(0.87)	$(1.95)

Amortization of acquired intangibles per diluted share(b)	0.20	0.22	0.64	0.72
Stock-based compensation per diluted share(b)	0.20	0.38	0.87	0.86
2022 Strategic Realignment per diluted share(b)	0.13	0.03	0.24	0.24
Anvil legal dispute accrual(b)	0.18	—	0.18	—
Change in fair value of contingent consideration per diluted share(b)	—	—	—	—
Accretion of interest on convertible senior notes per diluted share(b)	0.02	0.03	0.05	0.08
(Gain) loss on extinguishment of debt, capped call modification and change in fair value per basic share(b)	(0.29)	0.10	(0.29)	0.10
Income tax adjustments per diluted share(b)	(0.02)	(0.01)	(0.04)	(0.03)
Non-GAAP net income per diluted share(b)	$0.46	$0.27	$1.01	$0.29

(1) Amounts may not add up due to differences in GAAP and non-GAAP net income (loss) and diluted shares.

(a) GAAP weighted-average common shares outstanding:
Basic	40,782,696	39,746,242	40,537,922	39,583,684
Diluted	43,844,334	39,746,242	43,734,429	39,583,684
(b) Non-GAAP weighted-average common shares outstanding:
Basic	40,782,696	39,746,242	40,537,922	39,583,684
Diluted	44,007,708	46,061,330	43,907,925	45,957,546

GAAP and Non-GAAP diluted weighted-average shares include dilutive potential common shares related to convertible notes and stock-based compensation grants.

The following tables reconcile our net income (loss) to EBITDA and adjusted EBITDA, net cash provided by operating activities to free cash flow and adjusted free cash flow and net income (loss) margin to EBITDA and adjusted EBITDA margin (dollars in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Net income (loss)	$1,683	$(22,080)	$(28,015)	$(77,335)
Interest and investment expense, net	(1,416)	(742)	(3,904)	1,124
Provision for (benefit from) income taxes	(924)	25	1,185	(1,754)
Depreciation and amortization	14,630	14,562	44,288	45,253
EBITDA	13,973	(8,235)	13,554	(32,712)
Stock-based compensation	8,598	17,407	38,177	39,702
2022 Strategic Realignment	5,714	1,227	10,718	10,821
Anvil legal dispute accrual	8,064	—	8,064	—
Change in fair value of contingent consideration	—	—	—	(57)
(Gain) loss on extinguishment of debt, capped call modification and change in fair value	(12,658)	4,770	(12,658)	4,770
Adjusted EBITDA	$23,691	$15,169	$57,855	$22,524

Net cash provided by operating activities	$17,009	$18,035	$42,954	$15,813
Capital expenditures	(1,945)	(225)	(4,124)	(2,951)
Capitalized software development costs	(4,835)	(4,173)	(12,704)	(11,609)
Free cash flow	10,229	13,637	26,126	1,253
Cash payments for 2022 Strategic Realignment	5,269	1,760	10,951	8,079
Adjusted free cash flow	$15,498	$15,397	$37,077	$9,332

Net income (loss) margin	1.5%	(19.8)%	(8.4)%	(24.6)%
Interest and investment expense, net margin	(1.2)%	(0.7)%	(1.2)%	0.4%
Provision for (benefit from) income taxes margin	(0.8)%	0.0%	0.4%	(0.6)%
Depreciation and amortization margin	12.8%	13.1%	13.3%	14.4%
EBITDA margin	12.2%	(7.4)%	4.1%	(10.4)%
Stock-based compensation margin	7.5%	15.6%	11.5%	12.6%
2022 Strategic Realignment margin	5.0%	1.1%	3.2%	3.4%
Anvil legal dispute accrual margin	7.1%	—	2.4%	—
Change in fair value of contingent consideration margin	—	—	—	—
(Gain) loss on extinguishment of debt, capped call modification and change in fair value margin	(11.1)%	4.3%	(3.8)%	1.5%
Adjusted EBITDA margin	20.7%	13.6%	17.4%	7.2%

Remaining Performance Obligations as of September 30, 2023

(in millions)

	Remaining Performance Obligations	Remaining Performance Obligations Next Twelve Months
Subscription and other contracts	$472	$291
Professional services contracts	9	9

Financial Outlook

(in millions, except share and per share data)

					Year Ended
	Three Months Ended		Year Ended		December 31, 2023
	December 31, 2023		December 31, 2023		Issued August 8, 2023
	Low End	High End	Low End	High End	Low End	High End
Net loss	$(6.3)	$(5.1)	$(34.3)	$(33.1)	$(43.7)	$(41.7)
Amortization of acquired intangibles	9.1	9.1	37.1	37.1	38.0	38.0
Accretion of interest on convertible senior notes	0.9	0.9	3.0	3.0	3.3	3.3
(Gain) loss on extinguishment of debt, capped call modification and change in fair value	—	—	(12.7)	(12.7)	—	—
Anvil legal dispute accrual	—	—	8.1	8.1	—	—
2022 Strategic Realignment	4.0	4.3	14.7	15.0	11.2	11.2
Stock-based compensation	14.4	14.4	52.6	52.6	58.8	58.8
Income tax adjustments	(0.6)	(0.6)	(2.5)	(2.5)	(1.8)	(1.8)
Non-GAAP net income	$21.5	$23.0	$66.0	$67.5	$65.8	$67.8

Weighted average common shares outstanding:
Basic	41,100,000	41,100,000	40,700,000	40,700,000	40,750,000	40,750,000
Diluted	44,400,000	44,400,000	44,500,000	44,500,000	44,500,000	44,500,000

Net loss per share	$(0.15)	$(0.12)	$(0.84)	$(0.81)	$(1.07)	$(1.02)
Non-GAAP net income per share	$0.48	$0.52	$1.48	$1.52	$1.48	$1.52

Net loss	$(6.3)	$(5.1)	$(34.3)	$(33.1)	$(43.7)	$(41.7)
Interest expense, net	(1.3)	(1.3)	(5.2)	(5.2)	(5.1)	(5.1)
Income taxes, net	1.4	1.4	2.6	2.6	5.0	5.0
Depreciation and amortization	13.4	13.4	57.7	57.7	57.8	57.8
EBITDA	7.2	8.4	20.8	22.0	14.0	16.0
(Gain) loss on extinguishment of debt, capped call modification and change in fair value	—	—	(12.7)	(12.7)	—	—
Anvil legal dispute accrual	—	—	8.1	8.1	—	—
2022 Strategic Realignment	4.0	4.3	14.7	15.0	11.2	11.2
Stock-based compensation	14.4	14.4	52.6	52.6	58.8	58.8
Adjusted EBITDA	$25.6	$27.1	$83.5	$85.0	$84.0	$86.0

Reconciliation of Basic and Diluted Net Income (Loss) per Share

The following table summarizes the computations of basic net income (loss) per share and diluted net loss per share (in thousands, except share and per share data):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Net income (loss)	$1,683	$(22,080)	$(28,015)	$(77,335)
Dilutive effect of convertible notes, net of tax	(11,611)	—	(10,132)	—
Adjusted net loss	$(9,928)	$(22,080)	$(38,147)	$(77,335)

Weighted-average common stock outstanding — basic	40,782,696	39,746,242	40,537,922	39,583,684
Dilutive potential common shares related to convertible notes	3,061,638	—	3,196,507	—
Weighted-average common stock outstanding — diluted	43,844,334	39,746,242	43,734,429	39,583,684

Basic net income (loss) per share	$0.04	$(0.56)	$(0.69)	$(1.95)
Diluted net loss per share	$(0.23)	$(0.56)	$(0.87)	$(1.95)

Everbridge Contacts:

Investors:

Nandan Amladi

Investor Relations

nandan.amladi@everbridge.com

617-665-7197

Media:

Jeff Young

Media Relations

jeff.young@everbridge.com

781-859-4116

Source: Everbridge, Inc.